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                                                                    EXHIBIT 99.1

                         MARTIN MIDSTREAM PARTNERS L.P.
                                TO PAY ITS FIRST
                            QUARTERLY DISTRIBUTION ON
                                FEBRUARY 14, 2003

         KILGORE, Texas, January 20, 2003 /PRNewswire-FirstCall via COMTEX/ -- Martin Midstream Partners L.P. (NASDAQ: MMLP) announced today that is has declared an initial prorated cash distribution of $0.3077 per unit, payable on February 14, 2003 to common and subordinated unitholders of record as of the close of business on January 31, 2003. This distribution is equivalent to a full minimum quarterly distribution of $0.50 per unit prorated for the period from November 6, 2002, the date of the closing of Martin Midstream Partners' initial public offering of its common units, through December 31, 2002. Based on current operating conditions, MMLP anticipates that it will fully pay minimum quarterly distributions of $0.50 per common and subordinated unit for all quarterly periods through December 31, 2003.

About Martin Midstream Partners

         Martin Midstream Partners provides marine transportation, terminalling, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, specialty chemicals and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns an unconsolidated non-controlling 49.5% limited partnership interest in CF Martin Sulphur L.P., which operates a sulfur storage and transportation business. MMLP operates primarily in the Gulf Coast region of the United States.

         Additional information concerning MMLP is available via the worldwide web at http://www.martinmidstream.com.

Forward-Looking Statements

         Statements about Martin Midstream Partners' outlook and all other statements in this press release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside of its control, that could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. These factors include, but are not limited to: adverse weather conditions; reliance on its unconsolidated non-controlling interest in CF Martin Sulphur L.P.; the incurrence of material liabilities that are not fully covered by insurance; the price volatility and the supply availability of hydrocarbon products and by-products; restrictions in its debt agreements; the prospects for future acquisitions and its ability to make future acquisitions; the performance of recently acquired businesses; the seasonality of its business; the competition in the industry; changes in regulations on the federal, state and local level that are applicable to its business; the cost of attracting and retaining highly skilled personnel; the loss of significant commercial relationships with Martin Resource Management Corporation; interruption in operations at its facilities; federal regulations applicable to its marine


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vessels and regulations effecting the domestic tank vessel industry; cost reimbursements it is required to pay to MRMC; conflicts of interest and competition with MRMC; the decisions made by and the control of its general partner; and a decision by the IRS to treat MMLP as a corporation. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company's filings with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Contact:

Robert D. Bondurant, Executive Vice President and Chief Financial Officer of MMLP's general partner, Martin Midstream GP LLC, at (903) 983-6200.